                                                            EXHIBIT 10.24

                  CONSULTING SERVICES AGREEMENT


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     THIS CONSULTING SERVICES AGREEMENT ("Agreement") is entered into as of the 1st day of April, 1999, by and between WILLBROS
INTERNATIONAL, INC. ("Willbros"), a Republic of Panama corporation, and M. KIETH PHILLIPS ("Consultant"), an individual who resides at Jenks, Oklahoma.


                      W I T N E S S E T H:
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     WHEREAS, Willbros and its affiliates are engaged in the provision of construction, engineering and other specialty services to the petroleum industry at various locations throughout the world; and

     WHEREAS, Consultant has significant experience and expertise in the provision of construction, engineering and other specialty services to the petroleum industry throughout the world; and

     WHEREAS, Willbros and its affiliates wish to obtain certain advice and assistance from Consultant in connection with their business activities and Consultant is willing to provide such advice and assistance to Willbros and its affiliates on the terms specified herein;

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.   Services to be Performed.  The services to be provided by
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     Consultant shall consist of advice and assistance in connection with the business activities conducted by Willbros and/or its affiliates ("Services"). All Services shall be rendered at the request and under the general direction of senior management of Willbros. Subject to Paragraph 16 below, Willbros will provide Consultant such information about the business activities of Willbros and its affiliates as Consultant may reasonably require in order to carry out the Services.

2.   Standard of Performance.  All Services will be performed by
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     Consultant with a level of skill and care generally exercised by other professional consultants engaged in performing the same or similar services. In performing the Services, Consultant will comply fully with all applicable laws, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended.

3.   Relationship.  The relationship between Willbros and
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     Consultant shall be that of independent contractors and Consultant shall not be or be deemed to be a partner, agent or employee of Willbros or any of its affiliates. Unless otherwise expressly authorized in writing, Consultant shall have no authority to enter into any contract or agreement on behalf of Willbros or any of its affiliates or otherwise to bind Willbros or its affiliates in any manner whatsoever. Consultant shall not be eligible to participate in any employee pension, insurance, medical, retirement or other fringe benefit plan of Willbros or any of its affiliates on account of the provision of Services pursuant to this Agreement. Consultant shall be free to organize the performance of his obligations under this Agreement in any manner which he, in his sole discretion, may determine to be the most effective manner of accomplishing the objectives of this Agreement, provided such performance is in good faith and is not inconsistent with any other provision of this Agreement.

4.   Term.  This Agreement shall become effective on April 1,
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     1999, and shall continue in force until March 31, 2003, unless sooner terminated in accordance with Paragraph 15 or 17 below. The term of this Agreement shall be divided into four, equal contract year ("Contract Year") periods as follows:

          Contract Year 1:    April 1, 1999 - March 31, 2000
          Contract Year 2:    April 1, 2000 - March 31, 2001
          Contract Year 3:    April 1, 2001 - March 31, 2002
          Contract Year 4:    April 1, 2002 - March 31, 2003

5.   Availability.  Upon at least ten (10) days advance notice,
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     Consultant shall be available to perform Services for periods up to the cumulative limits specified below:

          Contract Year 1:    125 days
          Contract Year 2:    100 days
          Contract Year 3:    75 days
          Contract Year 4:    50 days

     Consultant shall, at Willbros' request, perform Services at any location in the world where work is then being performed by Willbros or a Willbros affiliate, has recently been performed by Willbros or a Willbros affiliate or may be performed by Willbros or a Willbros affiliate in the foreseeable future.

6.   Compensation.  Willbros shall pay Consultant a fee of Two
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     Thousand U.S. Dollars (U.S.$2,000) for each day devoted by Consultant to provision of the Services. Consultant's expenditure of four (4) or more hours in the provision of Services during a single calendar day, including requested travel to a specified location, shall constitute a day devoted by Consultant to the provision of Services for purposes of this Agreement. Consultant acknowledges that it may occasionally be necessary to spend short periods of less than four (4) hours during a calendar day responding to telephone inquiries, reading reports or other background information, preparing reports, invoices or other written correspondence, making travel arrangements, or otherwise engaging in activities ancillary to the provision of the Services. Consultant agrees that there will be no additional charge for such ancillary activities and that the daily fee specified above and payable for more significant expenditures of time will be deemed to be adequate compensation for such activities.

7.   Estimated Fee Payments.  On the last day of each calendar
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     quarter which occurs while this Agreement is in force, Willbros shall pay Consultant an estimated payment in respect of fees earned or to be earned by Consultant for the provision of the Services during the term of this Agreement, as follows:

          Contract Year 1:    U.S.$62,500 per quarter
          Contract Year 2:    U.S.$50,000 per quarter
          Contract Year 3:    U.S.$37,500 per quarter
          Contract Year 4:    U.S.$25,000 per quarter

     The last days of calendar quarters occurring during each Contract Year shall be June 30, September 30, December 31 and March 31. The estimated fee payments made pursuant to this Paragraph 7 shall be applied as a credit against the cumulative fees due Consultant pursuant to Paragraph 6 above. If, upon expiration of this Agreement, total estimated fee payments made pursuant to this Paragraph 7 exceed the compensation actually earned by Consultant pursuant to Paragraph 6 above, Consultant shall be entitled to retain such excess payments.

8.   Expenses.  Willbros shall reimburse Consultant for all
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     reasonable business expenses paid or incurred by Consultant directly in connection with the performance of the Services, provided the relevant activity which necessitated the expenditure has been approved in advance by Willbros.

9.   Invoices.  Consultant shall submit invoices monthly to
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     Willbros for Services performed and expenses incurred during the preceding month. All invoices shall identify the Services performed during the preceding month, shall specify the number of days expended and expenses incurred in connection with provision of such Services, shall specify the balance due Consultant for fees, taking into account the fees earned by Consultant pursuant to Paragraph 6 above and the estimated fee payments made by Willbros pursuant to Paragraph 7 above, and shall specify the balance due Consultant for business expenses incurred in connection with the provision of Services. Invoices which include business expenses shall be accompanied by appropriate supporting documentation. Amounts due Consultant for properly incurred business expenses shall be paid to Consultant within fifteen
     (15) days after receipt of the relevant invoice by Willbros. The balance due Consultant for fees, if any, shall be payable only at the end of Contract Year 2 and Contract Year
     4. In the event there is a balance due Consultant for fees in connection with Services provided at the end of Contract Year 2 or Contract Year 4, Willbros shall pay such balance due within fifteen (15) days after receipt of the relevant invoice.

10.  Records.  Consultant shall maintain, on a consistent basis,
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     such books and records as may be reasonably necessary to reflect the basis upon which the fees and expenses invoiced were calculated. Consultant shall, upon reasonable notice, make available to Willbros or its representatives such books and records for the purposes of verifying any amounts invoiced Willbros. Consultant shall retain such books and records for a period of three (3) years after expiration or termination of this Agreement.

11.  Taxes.  Consultant will pay, be fully responsible for and
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     indemnify Willbros and its affiliates against all taxes attributable to the compensation payable to Consultant hereunder, including, without limitation, income, unemployment, social security and medicare taxes. If Willbros so requests, Consultant will provide evidence or verification that such taxes have been paid in full.

12.  Insurance.  While this Agreement remains in effect,
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     Consultant will maintain in force or cause to be maintained in force with respect to any automobile operated by Consultant automobile liability insurance with limits of not less than One Hundred Thousand U.S. Dollars (U.S. $100,000) for any one person for bodily injury or death, Three Hundred Thousand U.S. Dollars (U.S. $300,000) for any one accident for bodily injury or death and Fifty Thousand U.S. Dollars (U.S. $50,000) for property damage. Consultant will provide Willbros evidence of such insurance upon its request. While performing consulting services under this Agreement, Consultant will be an insured person under such accidental death and dismemberment and kidnap and ransom insurance policies as Willbros maintains in force with respect to certain of its employees and consultants who are engaged in international business travel. However, Willbros reserves the right to modify or terminate such insurance policies at any time.

13.  Indemnification.  Consultant will be fully responsible for
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     and indemnify Willbros and its affiliates against any injury (including death) which Consultant may sustain in connection with the performance of the Services. Consultant will also be responsible for, and will indemnify Willbros and its affiliates against any liability for any injury to other persons or damage to the property of other persons which occurs as a result of Consultant's negligence or willful misconduct in connection with the performance of Services and for any liability which arises as a result of Consultant's failure to comply with his obligations hereunder. Willbros will indemnify Consultant against any liability which arises as a result of Consultant's provision of the Services, provided such liability is not attributable to Consultant's negligence, willful misconduct or failure to comply with the provisions of this Agreement and does not constitute a cost or expense Consultant has specifically agreed to bear pursuant to the terms of this Agreement.

14.  Confidentiality.  Except with Willbros' prior written
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     consent or as otherwise required by law, Consultant will hold in confidence, not disclose to any other person or entity or use for Consultant's own personal benefit or the benefit of any other person or entity all information regarding Willbros, its affiliates, their respective employees, and the business activities conducted by Willbros or its affiliates which Consultant obtains or becomes aware of during the course of providing the Services, unless such information has become publicly available other than as a result of a breach of this Agreement by Consultant. Any work product produced by Consultant in connection with the performance of the Services shall be and remain the property of Willbros, and Consultant shall have no right, title or interest in such work product and shall not retain any copies thereof. Upon Willbros' request, Consultant will return or destroy all copies of written information provided to Consultant by Willbros. The requirements of this Paragraph 14 shall survive expiration or termination of this Agreement for a period of five (5) years.

15.  Non-Compete.  While this Agreement remains in force,
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     Consultant will not compete with Willbros or its affiliates, or provide advice or assistance to any enterprise or entity which is engaged or intends to engage in competition with Willbros or its affiliates, in or with respect to any geographic location where or in respect of which Willbros or any of its affiliates (a) is, at the relevant time, actively carrying out work, (b) has, at the relevant time, made a proposal to carry out work or (c) reasonably expects, at the relevant time, to carry out work in the foreseeable future. For purposes of this Agreement, the term "geographic location" shall, with respect to the United States, mean a particular state or, in respect of a particular project or activity, the region or group of states in which the relevant project or activity is being or will be carried out. With respect to the remainder of the world, the term "geographic location" shall mean a particular country.
     Prior to providing advice or assistance to any enterprise or entity engaged in any aspect of the pipeline construction, engineering or ancillary services business, Consultant shall inform the Chief Executive Officer or, if he is not available, the Chief Operating Officer of Willbros of the identity of the proposed recipient of such advice or assistance and the scope and nature of the proposed services. Consultant shall not proceed with the proposed activity unless and until he receives confirmation from such Officer that the proposed activity does not violate the restrictions set forth in this Paragraph or Paragraph 14 above. The Chief Executive Officer or Chief Operating Officer of Willbros shall respond to Consultant's request not more than ten (10) days after the request is received. Subject to the restrictions set forth above, the confirmation requested by Consultant shall not be unreasonably withheld. Consultant's failure to provide the information required by this Paragraph 15 or to obtain the confirmation required by this Paragraph 15 or to comply with the restrictions set forth in this Paragraph 15 and Paragraph 14 above, shall be deemed to be a voluntary termination of this Agreement by Consultant and, in the event of such voluntary termination, Consultant shall be deemed to have waived all further compensation hereunder. Such termination shall be without prejudice to all other rights and remedies available to Willbros.

16.  Solicitation of Employees.  During the term of this
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     Agreement, Consultant will not seek to employ or assist any other enterprise or entity with an effort to employ any employee of Willbros or its affiliates.

17.  Termination.  Either party may terminate this Agreement for
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     cause with immediate effect if the other of them fails to comply with its obligations under this Agreement and does not cure such failure within ten (10) days after notice of such failure has been provided.

18.  Death or Disability.  This Agreement contemplates
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     performance of all Services by M. Kieth Phillips personally. Accordingly, if Consultant is unable to perform his duties hereunder due to his death or a permanent physical disability, this Agreement shall, except as specifically provided below, terminate immediately and no further compensation shall be due Consultant hereunder. However, Willbros recognizes that Consultant may be required to forego various consulting or employment opportunities during at least Contract Year 1 in order to comply with his obligations hereunder. In consideration of Consultant's willingness to forego such opportunities and in order to induce Consultant to make his personal services available to Willbros, Willbros agrees that, in the event of Consultant's death or permanent physical disability preventing performance of the Services during Contract Year 1, Willbros will, upon termination of this Agreement due to such death or permanent physical disability, pay to Consultant's estate, in the case of Consultant's death, or to Consultant or his legal representative, in the case of a permanent physical disability, the difference between (a) Two Hundred Fifty Thousand U.S. Dollars (U.S.$250,000) and (b) the amount already paid to Consultant in respect of Contract Year 1.

19.  Notices.  Any notice required or permitted to be given under
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     this Agreement shall be in writing and shall be effective upon delivery to the party at the party's address or facsimile number stated herein. Either party may change such party's address stated herein by giving notice of the change in accordance with this Paragraph 17.

     If to Willbros:     Willbros International, Inc.
                         c/o Willbros USA, Inc.
                         2431 East 61st Street
                         Tulsa, Oklahoma 74136
                         Facsimile:     (918) 748-7004
                         Attention:     President

     If to Consultant:   M. Kieth Phillips
                         P.O. Box 480
                         Jenks, Oklahoma  74037-480
                         Facsimile:

20.  Assignment.  All rights and obligations herein contained
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     shall inure to the benefit of and be binding upon Willbros, Consultant, their successors and their permitted assigns. Consultant shall not assign any rights or obligations under this Agreement without the prior written consent of Willbros.

21.  Governing Law.  This Agreement shall be governed and
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     construed in accordance with the laws of the Republic of Panama, excluding any conflict of law or other provision referencing the laws of another jurisdiction.

22.  Entire Agreement and Waiver.  This Agreement constitutes the
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     entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any other understanding entered into by or on account of the parties with respect to the subject matter hereof to the extent inconsistent herewith. This Agreement may not be changed, modified or amended except in writing signed by the parties hereto. The failure of either party to exercise any rights under this Agreement for a breach thereof shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


CONSULTANT                       WILLBROS

                                 Willbros International, Inc.

/s/ M. Kieth Phillips                /s/ David L. Kavanaugh
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     M. Kieth Phillips                 David L. Kavanaugh
                                      Senior Vice President
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